EXHIBIT 3.2


                     CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

                                OF

                         NW VENTURE CORP.



          We, the undersigned, President and Secretary, respectively, of NW Venture Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

          DO HEREBY CERTIFY:

          1. That paragraph 1 of the Certificate of Incorporation be and it hereby is amended to read in its entirety:

               "1. The name of the Corporation is CYBERIA HOLDINGS, INC."

          2. That the amendment was authorized by the unanimous written consent of the Board of Directors followed by written consent of the stockholders being given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and that written notice has been given as provided therein.

          IN WITNESS WHEREOF, we have hereunto signed this certificate this 6th day of January, 1997, and we affirm the statements contained herein as true under penalties of perjury.


                                                 /s/Martin Rifkin
                                                 Martin Rifkin,
                                                 President


                                                 Attest: /s/Martin Rifkin
                                                         Martin Rifkin,